UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.     )

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VINTAGE PETROLEUM, INC.

(Name of Registrant as Specified In Its Charter)

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VINTAGE PETROLEUM, INC.

110 West Seventh Street

Tulsa, Oklahoma 74119

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held May 11, 2004

To the Stockholders of

VINTAGE PETROLEUM, INC.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Vintage Petroleum, Inc., a Delaware corporation (the “Company”), will be held in the Tulsa Room on the 9th Floor, Bank of Oklahoma Tower, One Williams Center, Tulsa, Oklahoma, on Tuesday, May 11, 2004, at 10:00 a.m., local time, for the following purposes:

1.	To elect three directors to Class II for three-year terms;

2.	To consider and act upon a proposal to ratify the appointment of Ernst & Young LLP as the independent auditor of the Company for 2004; and

3.	To transact such other business as may properly come before the meeting or any adjournment thereof.

The Board of Directors has fixed the close of business on March 24, 2004, as the record date for the meeting, and only holders of the Company’s Common Stock of record at such time will be entitled to vote at the meeting or any adjournment thereof. A complete list of the stockholders entitled to vote at the meeting will be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours for a period of 10 days prior to the date of the meeting at the offices of the Company and at the time and place of the meeting.

By Order of the Board of Directors,

/s/ William C. Barnes
William C. Barnes Secretary

Tulsa, Oklahoma

April 5, 2004

It is important that your shares be represented at the meeting. Whether or not you plan to attend the meeting, please mark, sign, date and return the accompanying proxy in the enclosed envelope. No postage is required if mailed in the United States. You also have the option of voting your shares on the Internet or by telephone. Voting instructions are printed on your proxy. If you vote by Internet or by telephone, you do NOT need to mail back your proxy. If you do attend the meeting, you may withdraw your proxy and vote in person.

VINTAGE PETROLEUM, INC.

110 West Seventh Street

Tulsa, Oklahoma 74119

PROXY STATEMENT

FOR ANNUAL MEETING OF STOCKHOLDERS

To Be Held May 11, 2004

SOLICITATION AND REVOCATION OF PROXIES

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Vintage Petroleum, Inc., a Delaware corporation (the “Company”), of proxies to be voted at the Annual Meeting of Stockholders of the Company to be held on May 11, 2004, or at any adjournment thereof (the “Annual Meeting”), for the purposes set forth in the accompanying Notice of Annual Meeting. This Proxy Statement and accompanying proxy were first forwarded on or about April 5, 2004, to stockholders of record on March 24, 2004.

If the accompanying proxy is properly executed and returned or a stockholder votes his or her proxy by Internet or by telephone, the shares represented by the proxy will be voted at the Annual Meeting. If a stockholder indicates in his or her proxy a choice with respect to any matter to be acted upon, that stockholder’s shares will be voted in accordance with such choice. If no choice is indicated, such shares will be voted “FOR” (a) the election of all of the nominees for directors listed below and (b) the ratification of the appointment of the independent auditor. A stockholder giving a proxy, whether by mail, the Internet or telephone, may revoke it by giving written notice of revocation to the Secretary of the Company at any time before it is voted, by executing another valid proxy bearing a later date and delivering such proxy to the Secretary of the Company prior to or at the Annual Meeting, by a later-dated vote by Internet or the telephone, or by attending the Annual Meeting and voting in person.

The expenses of this proxy solicitation, including the cost of preparing and mailing this Proxy Statement and accompanying proxy will be borne by the Company. Such expenses will also include the charges and expenses of banks, brokerage firms, and other custodians, nominees or fiduciaries for forwarding solicitation material regarding the Annual Meeting to beneficial owners of the Company’s Common Stock. Solicitation of proxies may be made by mail, telephone, personal interviews or by other means by the Board of Directors or employees of the Company who will not be additionally compensated therefor, but who may be reimbursed for their out-of-pocket expenses in connection therewith.

STOCKHOLDERS ENTITLED TO VOTE

Stockholders of record at the close of business on March 24, 2004, will be entitled to vote at the Annual Meeting. As of March 12, 2004, there were issued and outstanding 64,326,458 shares of Common Stock, par value $.005 per share (the “Common Stock”), of the Company. Each share of Common Stock is entitled to one vote. There is no cumulative voting with respect to the election of directors. The presence in person or by proxy of the holders of a majority of the shares issued and outstanding at the Annual Meeting and entitled to vote will constitute a quorum for the transaction of business. Votes withheld from nominees for directors, abstentions and broker non-votes will be counted for purposes of determining whether a quorum has been reached. Votes will be tabulated by an inspector of election appointed by the Board of Directors of the Company. With regard to the election of directors, votes may be cast in favor of or withheld from each nominee; votes that are withheld will have the effect of a negative vote. Abstentions, which may be specified on all proposals except the election of directors, will have the effect of a negative vote. Under applicable Delaware law, a broker non-vote will have no effect on the outcome of the election of directors or other proposals.

PROPOSAL ONE

ELECTION OF DIRECTORS

The Restated Certificate of Incorporation (the “Charter”) of the Company provides that the Board of Directors of the Company (the “Board of Directors”) shall consist of not less than three nor more than fifteen directors, as determined from time to time by resolution of the Board of Directors. The number of directors is currently fixed at eight. The Board of Directors is divided into three classes. The terms of such classes are staggered so that only one class is elected at the annual meeting of stockholders each year for a three-year term. The term of the Class II directors, consisting of William L. Abernathy, Bryan H. Lawrence and Gerald J. Maier, will expire at the Annual Meeting, and the accompanying proxy solicits your vote for three Class II directors. The terms of the Class III directors and the Class I directors will expire at the annual meeting of stockholders to be held in 2005 and 2006, respectively.

In accordance with the recommendation of the Nominating and Corporate Governance Committee, the Board of Directors has nominated William L. Abernathy, Bryan H. Lawrence and Gerald J. Maier, for re-election as directors, each to hold office until the annual meeting of stockholders in 2007 and until his successor is duly elected and qualified, or until the earlier of his death, resignation or retirement. The persons named as proxies in the accompanying proxy, who have been designated by the Board of Directors, intend to vote, unless otherwise instructed in such proxy, for the election of Messrs. Abernathy, Lawrence and Maier. Should any of the nominees become unable for any reason to stand for election as a director of the Company, it is intended that the persons named in such proxy will vote for the election of such other person as the Nominating and Corporate Governance Committee may recommend and the Board of Directors may propose to replace such nominee. The Company knows of no reason why any of the nominees will be unavailable or unable to serve.

The affirmative vote of the holders of a majority of the shares present in person or by proxy at the Annual Meeting and entitled to vote is required for the election of directors. The Board of Directors recommends a vote “FOR” each of the following nominees for directors.

Nominees for Directors

Class II

(Term Expires May 2007)

William L. Abernathy, age 52. Mr. Abernathy has been a Director since October 1999, and an Executive Vice President and Chief Operating Officer of the Company since December 1997. He was Senior Vice President—Acquisitions of the Company from March 1994 to December 1997, Vice President—Acquisitions of the Company from May 1990 to March 1994 and Manager—Acquisitions of the Company from June 1987 to May 1990. From June 1976 to June 1987, Mr. Abernathy was employed by Exxon Company USA, where he served at various times as Senior Staff Engineer, Senior Supervising Engineer and in other engineering capacities, with assignments in drilling, production and reservoir engineering in the Gulf Coast and offshore. He has B.S. and M.S. Degrees in Mechanical Engineering from Auburn University.

Bryan H. Lawrence, age 61. Mr. Lawrence has been a Director of the Company since January 1987. He is a founder and has been a senior manager of Yorktown Partners LLC, which manages certain investment partnerships, since September 1997. Mr. Lawrence had been employed by Dillon Read & Co. Inc., an investment banking firm (“Dillon Read”), since 1966, serving most recently as a Managing Director until the merger of Dillon Read with SBC Warburg in September 1997. Mr. Lawrence also serves as a Director of Crosstex Energy, Inc., D & K Healthcare Resources, Inc., Hallador Petroleum Company and TransMontaigne Inc. (each a United States public company) and Cavell Energy Corp. (a Canadian public company). Mr. Lawrence is a graduate of Hamilton College and also has an M.B.A. from Columbia University.

Gerald J. Maier, age 75. Mr. Maier has been a Director of the Company since September 2002. He has been Chairman of Granmar Investment, Ltd., a private family enterprise, since 1986. From 1985 to 1994, he served as President and Chief Executive Officer of TransCanada PipeLines, a natural gas transmission and power company. He also served as Chairman of TransCanada PipeLines from 1992 until his retirement in 1998. Mr. Maier was President and Chief Executive Officer of Bow Valley Industries Ltd., an oil and gas company, from 1982 to 1985. Mr. Maier also serves as a Director of Canadian Superior Energy Inc. Mr. Maier has a B.Sc. Degree in Petroleum Engineering from the University of Alberta.

Directors Continuing in Office

Class III

(Term Expires May 2005)

Charles C. Stephenson, Jr., age 67. Mr. Stephenson, a co-founder of the Company, has been a Director since June 1983 and Chairman of the Board of Directors of the Company since April 1987. He assumed the position of President and Chief Executive Officer on February 18, 2004. He was previously Chief Executive Officer of the Company from April 1987 to March 1994 and President of the Company from June 1983 to May 1990. From October 1974 to March 1983, he was President of Santa Fe-Andover Company (formerly Andover Oil Company), an independent oil and gas company (“Andover”), and from January 1973 to October 1974, he was Vice President of Andover. Mr. Stephenson also serves as a Director of AAON, Inc. Mr. Stephenson has a B.S. Degree in Petroleum Engineering from the University of Oklahoma.

Joseph D. Mahaffey, age 58. Mr. Mahaffey has been a Director of the Company since June 2001. Mr. Mahaffey recently retired from the Fremont Group, a San Francisco based private investment company, where he had been a Managing Director since December 1995. He was also President of Fremont Energy, a private oil and gas company owned by the Fremont Group, from 1995 to 2001. Prior to joining Fremont, Mr. Mahaffey was a Director and Executive Vice President of Heritage Media Corporation from 1992 to 1994. He was a founder and President of United Meridian Corporation, a Houston based independent exploration and production company, from 1987 to 1992. He held various positions with Gulf Oil Corporation from 1970 until 1985, when it was acquired by Chevron Corp., at which time he was Treasurer. Mr. Mahaffey has a B.S. Degree in Business Administration from the University of Notre Dame.

Class I

(Term Expires May 2006)

Rex D. Adams, age 64. Mr. Adams has been a Director of the Company since February 2003. He has been a Professor of Business Administration of the Fuqua School of Business at Duke University since 2001. From 1996 to 2001, he served as Dean of the Fuqua School of Business at Duke University. From 1965 to 1996, Mr. Adams was employed by Mobil Corporation, a major integrated oil company, where he served in a number of roles in Mobil’s international operations before joining its corporate staff, where he led the administrative and human resources functions of Mobil’s global exploration and production division and corporate human resources before assuming the position of Vice President, Administration for Mobil Corporation in 1983. Mr. Adams is currently Chairman of the Board of Public Broadcasting Service (PBS) and serves as a Director of Alleghany Corporation and AMVESCAP PLC. Mr. Adams, a Rhodes Scholar, has an undergraduate degree from Duke University.

William C. Barnes, age 49. Mr. Barnes, a certified public accountant, has been a Director, Treasurer and Secretary of the Company since April 1987, an Executive Vice President of the Company since March 1994 and Chief Financial Officer of the Company since May 1990. He was also a Senior Vice President of the Company from May 1990 to March 1994 and Vice President—Finance of the Company from January 1984 to May 1990. From November 1982 to December 1983, Mr. Barnes was an audit manager for Arthur Andersen & Co., an independent public accounting firm, where he dealt primarily with clients in the oil and gas industry. He was Assistant Controller—Finance of Andover from December 1980 to November 1982. From June 1976 to December 1980, he was an auditor with Arthur Andersen & Co., where he dealt primarily with clients in the oil and gas industry. Mr. Barnes has a B.S. Degree in Business Administration from Oklahoma State University.

John T. McNabb, II, age 59. Mr. McNabb has been a Director of the Company since October 1990. He has been Chairman of the Board of Directors of Growth Capital Partners, L.P., an investment and advisory firm in Houston, Texas serving privately held and public middle market companies based in the Southwest, since March 1992. From June 1990 to January 1992, he was a Managing Director of Bankers Trust Company, managing commercial banking, investment banking and financial advisory activities in the Southwest for Bankers Trust Company, and a director of BT Southwest, Inc., an affiliate of Bankers Trust New York Corporation. From September 1984 to June 1990, Mr. McNabb was employed by investment affiliates of The Prudential Insurance Company of America where he provided a wide range of investment banking services and corporate finance expertise to corporate clients. He holds undergraduate and graduate (M.B.A.) degrees from Duke University.

Corporate Governance and Board Matters

The Company is committed to having prudent corporate governance principles. The Company believes that such principles help maintain the Company’s integrity in the marketplace. The Company’s Corporate Governance Guidelines are available on the Company’s website at http://www.vintagepetroleum.com.

Compensation of Directors. Employee directors receive no additional compensation for service on the Board of Directors or any committee thereof. During 2003, non-employee directors received an annual retainer of $30,000. In addition, the Chair of the Audit Committee of the Board of Directors received an annual retainer of $5,000 and the Chair of each other committee of the Board of Directors received an annual retainer of $3,000. In December 2003, upon the recommendation of the Compensation Committee of the Board of Directors following its review of market data and other information provided by an independent compensation consultant, the Board of Directors approved an increase in non-employee director compensation. Effective January 1, 2004, non-employee directors will receive an annual retainer of $50,000. In addition, the Chair of the Audit Committee of the Board of Directors will continue to receive an annual retainer of $5,000 and the Chair of each other committee of the Board of Directors will continue to receive an annual retainer of $3,000. Further, beginning in 2004, non-employee directors will receive an annual grant of $50,000 of restricted stock under the Company’s 1990 Stock Plan with vesting to occur upon retirement from the Board of Directors.

Prior to May 11, 2003, non-employee directors automatically received non-qualified stock options under the Vintage Petroleum, Inc. Non-Management Director Stock Option Plan (the “Director Plan”). Under the Director Plan, an initial option to purchase up to 5,000 shares of Common Stock was granted to any new non-employee director on the date of the organizational board meeting (the board meeting immediately following the annual stockholders meeting) at which he or she first served as a member of the Board of Directors. Each non-employee director also received annually an option to purchase 1,000 shares of Common Stock on the date of the organizational board meeting next following the date on which such director received an initial option and on the date of each succeeding organizational board meeting during the period of such director’s incumbency. The option exercise price of each option granted under the Director Plan was equal to the fair market value of the Common Stock on the date of grant. Under the terms of the Director Plan, no options may be granted under this plan after May 11, 2003. During 2003, no options were granted under the Director Plan to any of the non-employee directors.

Non-employee directors are also eligible to receive awards under the Company’s 1990 Stock Plan. During 2003, since no options were granted under the Director Plan, Mr. Adams, in conjunction with his appointment to the Board of Directors, was granted an option to purchase 5,000 shares of Common Stock at an exercise price of $10.01 per share (being the fair market value of the Common Stock on the date of grant) under the Company’s 1990 Stock Plan and Messrs. Adams, Lawrence, Mahaffey, Maier and McNabb were each granted an option to purchase 6,000 shares of Common Stock at an exercise price of $10.205 per share (being the fair market value of the Common Stock on the date of grant) under the Company’s 1990 Stock Plan. Messrs. Lawrence and McNabb were each also granted an option to purchase 10,000 shares of Common Stock at an exercise price of $10.205 per share (being the fair market value of the Common Stock on the date of grant) under the Company’s 1990 Stock Plan in recognition of their long continuous and exemplary service of over 10 years to the Company as directors.

All directors are reimbursed by the Company for out-of-pocket expenses incurred by them in connection with their service on the Board of Directors and any committee thereof.

Board Independence. The Board of Directors has affirmatively determined that each of Messrs. Adams, Lawrence, Mahaffey, Maier and McNabb is an “independent director” under the current listing standards of the New York Stock Exchange. In doing so, the Board determined that each of Messrs. Adams, Lawrence, Mahaffey, Maier and McNabb met the “bright line” independence standards of the New York Stock Exchange and had no other material relationship with the Company (either directly or as a partner, stockholder or officer of an organization that has a relationship with the Company). Messrs. Stephenson, Abernathy and Barnes are not considered to be “independent directors” because of their employment as senior executives of the Company.

Meetings and Committees of the Board of Directors. During 2003, the Board of Directors held five meetings. Each director was present at 75% or more of the aggregate of the meetings of the Board of Directors and of the committees of the Board of Directors on which he served during 2003. In addition, the Board of Directors took action eight times during 2003 by unanimous written consent. Each director is encouraged to attend annual meetings of stockholders of the Company. All of the directors, other than Mr. Lawrence, attended the Company’s 2003 Annual Meeting of Stockholders.

The Board of Directors has three standing committees: Audit, Compensation and Nominating and Corporate Governance. Each of the members of each of the committees qualifies as an “independent director” under the current listing standards of the New York Stock Exchange. All committees report on their activities to the Board of Directors. Mr. Adams was appointed to the Compensation Committee and the Nominating and Corporate Governance Committee on May 12, 2003. Messrs. Lawrence and Maier served on the Compensation Committee until May 12, 2003. Mr. Mahaffey served on the Nominating and Corporate Governance Committee until May 12, 2003.

Audit Committee. The Audit Committee is composed of Messrs. Mahaffey (Chairman), Lawrence, Maier and McNabb. The Audit Committee operates under a written charter. This charter is available on the Company’s website at http://www.vintagepetroleum.com. The Board of Directors has determined that it has at least one “audit committee financial expert” serving on the Audit Committee and that person is Mr. Mahaffey. The Audit Committee assists the Board of Directors in monitoring the integrity of the financial statements of the Company, the independent auditor’s qualifications and independence, the performance of the Company’s internal audit function and independent auditor, and the Company’s compliance with legal and regulatory requirements. In carrying out these purposes, the Audit Committee, among other things, appoints, evaluates and approves the compensation of the Company’s independent auditor, reviews and approves the scope of the annual audit and the audit fee, pre-approves all auditing services and permitted non-audit services, annually considers the qualifications of the independent auditor and the independence of the independent auditor, reviews the results of internal audits, compliance with any of the Company’s written policies and procedures and the adequacy of the Company’s system of internal accounting controls, prepares the Audit Committee report for inclusion in the annual proxy statement, and annually reviews the Audit Committee charter and the committee’s performance. The Audit Committee has also established procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of the Company of concerns regarding accounting or auditing matters. The Audit Committee met seven times during 2003. The Audit Committee took action two times during 2003 by unanimous written consent.

Compensation Committee. The Compensation Committee is composed of Messrs. McNabb (Chairman), Adams and Mahaffey. The Compensation Committee operates under a written charter. This charter is available on the Company’s website at http://www.vintagepetroleum.com. The Compensation Committee has overall responsibility for approving and evaluating the director and officer compensation plans, policies and programs of the Company. Specifically, among other things, the Compensation Committee annually reviews and approves corporate goals and objectives relevant to Chief Executive Officer compensation and evaluates the Chief Executive Officer’s performance in light of these goals and objectives, annually reviews and approves salaries, bonuses and equity-based compensation for the Chief Executive Officer and senior executives of the Company, annually reviews and makes recommendations to the Board of Directors with respect to compensation policies for the non-employee directors of the Company, and administers the Company’s 1990 Stock Plan. The Compensation Committee met six times during 2003. The Compensation Committee took action seven times during 2003 by unanimous written consent.

Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee is composed of Messrs. Maier (Chairman), Adams, Lawrence and McNabb. The Nominating and Corporate Governance Committee operates under a written charter. This charter is available on the Company’s website at http://www.vintagepetroleum.com. The Nominating and Corporate Governance Committee is responsible for recommending candidates to fill vacancies on the Board of Directors as such vacancies occur, as well as the slate of nominees for election as directors by stockholders at each annual meeting of stockholders. Additionally, the Nominating and Corporate Governance Committee makes recommendations to the Board of Directors regarding changes in the size of the Board of Directors, director nominees for committees of the Board of Directors and Board corporate governance guidelines applicable to the Company. The Nominating and Corporate Governance Committee met once during 2003.

Consideration of Director Nominees. The Nominating and Corporate Governance Committee will consider director candidates submitted to it by other directors, employees and stockholders. The Committee also has the authority under its charter to retain a third-party search firm to identify candidates upon request of the Committee from time to time. A stockholder who wishes to recommend a prospective nominee for the Board should notify the Secretary of the Company or any member of the Nominating and Corporate Governance Committee in writing with the nominee’s name, qualifications and whatever other supporting material the stockholder considers appropriate. As described below, the Company’s Charter permits stockholders to nominate director candidates for consideration at the Company’s annual meeting of stockholders.

Once a prospective nominee has been identified, the Committee makes an initial determination as to whether to conduct a full evaluation of the candidate. The initial determination focuses on the information provided to the Committee with the recommendation of the prospective candidate and the Committee’s own knowledge of the candidate, which may be supplemented by inquiries to the person making the recommendation or others. The Committee also assesses the need for additional Board members to fill vacancies or expand the size of the Board and the likelihood the candidate can satisfy the qualifications considered by the Committee for director candidates. If the Committee determines, after consultation with the Chairman of the Board and other directors as appropriate, that additional consideration is warranted, it may request a third-party search firm to gather additional information about the candidate. The Committee then evaluates the candidate against the qualifications considered by the Committee for director candidates which include an attained position of leadership in the candidate’s field of endeavor, business and financial experience, demonstrated exercise of sound business judgment, expertise relevant to the Company’s business, if any, and the ability to serve the interests of all stockholders. The Committee also assesses the candidate’s qualifications as an “independent director” under the New York Stock Exchange’s current listing standards. The candidate must be able to devote the time, energy and attention as may be necessary to properly discharge his or her responsibilities as a director. As part of this evaluation, one or more members of the Committee, and others as appropriate, will interview the candidate. After completing this evaluation, the Committee makes a recommendation to the full Board as to the persons who should be nominated by the Board, and the Board determines the nominees after considering the recommendation of the Committee.

The Company’s Charter provides that nominations of candidates for election as directors of the Company may be made at a meeting of stockholders by or at the direction of the Board of Directors or by any stockholder entitled to vote at such meeting who complies with the advance notice procedures set forth therein. These procedures require any stockholder who intends to make a nomination for director at the meeting to deliver notice of such nomination to the Secretary of the Company not less than 45 nor more than 90 days before the meeting. The notice must contain all information about the proposed nominee as would be required to be included in a proxy statement soliciting proxies for the election of such nominee, including such nominee’s written consent to serve as a director if so elected. If the Chairman of the meeting determines that a person is not nominated in accordance with the nomination procedure, such nomination will be disregarded. The Company’s By-laws provide that the annual meeting of stockholders to be held each year will be on the second Tuesday in May.

Executive Sessions. The non-management directors of the Company meet periodically in executive sessions. The non-management directors designated Mr. McNabb as the presiding director for 2003 and he chaired these sessions during 2003. The non-management directors have designated Mr. McNabb to continue serving as presiding director for 2004.

Communications with the Board of Directors. Stockholders and other parties interested in communicating directly with the presiding director, with the non-management directors as a group, or with the Board of Directors may do so by writing to Presiding Director, Vintage Petroleum, Inc., 110 West Seventh Street, Suite 2300, Tulsa, Oklahoma 74119. The independent directors of the Company have approved a process for handling these letters received by the Company. Under this process, the General Counsel of the Company reviews all such correspondence and promptly forwards to each member of the Board of Directors a summary of all such correspondence and copies of all correspondence that, in the opinion of the General Counsel of the Company, deals with the function of the Board of Directors or its committees or that he otherwise determines requires the attention of the directors. Directors may at any time review a log of all such correspondence received by the Company and request copies of any such correspondence. Concerns relating to accounting, internal accounting controls or auditing matters are handled in accordance with the procedures established by the Audit Committee with respect to such matters.

Code of Conduct and Ethics. The Company has adopted both a Code of Business Conduct and Ethics for directors, officers and employees and an additional separate Code of Ethics for the Chief Executive Officer and senior financial officers. Both Codes are available on the Company’s website at http://www.vintagepetroleum.com. The Company intends to post amendments to or waivers from its Code of Business Conduct and Ethics (to the extent applicable to executive officers and directors of the Company) and Code of Ethics for the Chief Executive Officer and senior financial officers (to the extent applicable to the Chief Executive Officer, Chief Financial Officer and Controller of the Company) on that website.

PROPOSAL TWO

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITOR

The Audit Committee has appointed Ernst & Young LLP (“Ernst & Young”) as the independent auditor of the Company for the fiscal year ending December 31, 2004. A proposal will be presented at the Annual Meeting asking the stockholders to ratify the appointment of Ernst & Young as the Company’s independent auditor. If the stockholders do not ratify the appointment of Ernst & Young, the Audit Committee will reconsider the appointment.

The affirmative vote of the holders of a majority of the shares present in person or by proxy at the Annual Meeting and entitled to vote is required for the adoption of this proposal. The Board of Directors recommends a vote “FOR” the ratification of Ernst & Young as independent auditor for 2004.

A representative of Ernst & Young will be present at the Annual Meeting. Such representative will be given the opportunity to make a statement if he desires to do so and will be available to respond to appropriate questions.

On June 27, 2002, upon its review of the recommendation of the Audit Committee, the Board of Directors approved the dismissal of Arthur Andersen LLP (“Arthur Andersen”) as the Company’s independent auditors effective June 27, 2002.

In connection with the audits for the Company’s two fiscal years ended December 31, 2001, and in the subsequent interim period prior to June 27, 2002, there were no disagreements with Arthur Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Arthur Andersen, would have caused Arthur Andersen to make reference thereto in its report on the financial statements of the Company for such time periods. Also, during those time periods, there were no “reportable events,” as such term is used in Item 304(a)(1)(v) of Regulation S-K.

Audit Fees

The aggregate fees billed by Ernst & Young for professional services rendered for the audit of the Company’s annual financial statements, statutory audits of certain subsidiaries, reviews of the financial statements included in the Company’s Quarterly Reports on Form 10-Q, consultations, attest services and other consents to or assistance with Securities and Exchange Commission filings for the years ended December 31, 2003, and December 31, 2002, were $306,900 and $312,850, respectively. In addition, aggregate fees totaling $306,600 were billed by Ernst & Young for professional services rendered for audits of the Company’s annual financial statements for the three fiscal years ended December 31, 2001, which had previously been audited by Arthur Andersen LLP.

Audit Related Fees

The aggregate fees billed by Ernst & Young during the year ended December 31, 2003, for professional services rendered for the audit of the Company’s 401(k) Plan was $12,000. The Company did not engage Ernst & Young for any professional services that would be considered audit related fees during the year ended December 31, 2002.

Tax Fees

The aggregate fees billed by Ernst & Young for professional services relating to tax compliance, tax planning and tax advice for the years ended December 31, 2003, and December 31, 2002, were $892,163 and $326,300, respectively.

All Other Fees

The Company did not engage Ernst & Young for any additional professional services other than as disclosed above for the years ended December 31, 2003, and December 31, 2002.

Audit Committee Pre-Approval Policy

All audit fees, audit related fees and tax fees disclosed above for the year ended December 31, 2003, were pre-approved by the Audit Committee, which concluded that the provision of such services by Ernst & Young was compatible with the maintenance of Ernst & Young’s independence on the conduct of its auditing functions. The Company’s Audit Committee Pre-Approval Policy provides for pre-approval of audit, audit related, tax and all other services specifically described by the Audit Committee in appendices to the policy on an annual basis. Such services are pre-approved up to a specified dollar threshold. All other permitted services, as well as proposed services exceeding such specified dollar thresholds, must be separately pre-approved by the Audit Committee. The policy authorizes the Audit Committee to delegate to one or more of its members pre-approval authority with respect to permitted services. To date, the Audit Committee has not delegated any such pre-approval authority.

PRINCIPAL STOCKHOLDERS AND

SECURITY OWNERSHIP OF MANAGEMENT

The following table sets forth certain information as of March 12, 2004, regarding the ownership of the Company’s Common Stock by (a) all persons known by the Company to be beneficial owners of more than five percent of such stock, (b) each director and nominee for director of the Company, (c) each of the executive officers of the Company named in the Summary Compensation Table below, and (d) all executive officers and directors of the Company as a group. Unless otherwise noted, the persons named below have sole voting and investment power with respect to such shares.

Name of Owner or Identity of Group	Shares Beneficially Owned(1)		Percentage of Class(1)
Charles C. Stephenson, Jr.(2)	10,502,597	(3)	16.3%
Dimensional Fund Advisors Inc.	4,176,900	(4)	6.5
Barclays Global Investors, N.A. et al.	3,798,741	(5)	5.9
William C. Barnes	1,158,753	(6)	1.8
William L. Abernathy	705,429	(7)	1.1
S. Craig George	696,811	(8)	1.1
William E. Dozier	285,806	(9)	*
Larry W. Sheppard	266,839	(10)	*
Bryan H. Lawrence	69,578	(11)	*
John T. McNabb, II	41,422	(12)	*
Joseph D. Mahaffey	14,678	(13)	*
Gerald J. Maier	3,678		*
Rex D. Adams	3,678		*
All executive officers and directors as a group (18 persons)	14,188,661	(14)	21.4

*	Represents less than 1% of the Common Stock outstanding.
(1)	Shares beneficially owned include restricted stock held by the executive officers and directors of the Company over which they have voting power but not investment power. Shares of Common Stock which were not outstanding but which could be acquired by a person upon exercise of an option within sixty days of March 12, 2004, are deemed outstanding for the purpose of computing the percentage of outstanding shares beneficially owned by such person. Such shares, however, are not deemed to be outstanding for the purpose of computing the percentage of outstanding shares beneficially owned by any other person.
(2)	The stockholder’s address is 110 West Seventh Street, Tulsa, Oklahoma 74119.
(3)	Includes 9,710,797 shares held by Stephenson Equity Co., a general partnership controlled by Mr. Stephenson. Does not include 200 shares owned by Mr. Stephenson’s wife. Mrs. Stephenson has full rights of ownership over such shares, including sole voting and investment power. Mr. Stephenson disclaims beneficial ownership of such shares.
(4)	Information is as of December 31, 2003, and is based on the Schedule 13G dated February 6, 2004, which was filed by the stockholder. The stockholder’s address is 1299 Ocean Avenue, 11th Floor, Santa Monica, California 90401. The stockholder is a registered investment adviser and the shares shown are owned by advisory clients of the stockholder.
(5)	Information is as of December 31, 2003, and is based on the Schedule 13G dated February 13, 2004, which was filed by the stockholder and certain related parties. The stockholder’s address is 45 Fremont Street, San Francisco, California 94105. The shares shown are held by the stockholder and certain of the related parties in trust accounts for the economic benefit of the beneficiaries of those accounts.

(6)	Includes 425,000 shares subject to stock options which are currently exercisable or exercisable within 60 days of March 12, 2004, at an average exercise price of $9.71 per share, and 7,630 shares held by the Vintage Petroleum, Inc. 401(k) Plan (the “401(k) Plan”) and allocated to the account of Mr. Barnes.
(7)	Includes 364,554 shares subject to stock options which are currently exercisable or exercisable within 60 days of March 12, 2004, at an average exercise price of $9.52 per share, and 13,116 shares held by the 401(k) Plan and allocated to the account of Mr. Abernathy.
(8)	Includes 453,020 shares subject to stock options which are currently exercisable or exercisable within 60 days of March 12, 2004, at an average exercise price of $9.96 per share, and 17,746 shares held by the 401(k) Plan and allocated to the account of Mr. George.
(9)	Includes 215,000 shares subject to stock options which are currently exercisable or exercisable within 60 days of March 12, 2004, at an average exercise price of $10.00 per share, and 506 shares held by the 401(k) Plan and allocated to the account of Mr. Dozier.
(10)	Includes 205,000 shares subject to stock options which are currently exercisable or exercisable within 60 days of March 12, 2004, at an average exercise price of $10.86 per share, and 12,889 shares held by the 401(k) Plan and allocated to the account of Mr. Sheppard.
(11)	Includes 25,000 shares subject to stock options which are currently exercisable or exercisable within 60 days of March 12, 2004, at an average exercise price of $15.23 per share.
(12)	Includes 25,000 shares subject to stock options which are currently exercisable or exercisable within 60 days of March 12, 2004, at an average exercise price of $15.23 per share.
(13)	Includes 5,000 shares subject to stock options which are currently exercisable or exercisable within 60 days of March 12, 2004, at an average exercise price of $12.29 per share.
(14)	Includes 1,904,322 shares subject to stock options which are currently exercisable or exercisable within 60 days of March 12, 2004, at an average exercise price of $10.26 per share, and 92,314 shares held by the 401(k) Plan and allocated to the accounts of such individuals. Does not include the shares owned by Mr. George who resigned as a director and executive officer of the Company on February 18, 2004.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth certain information with respect to the compensation of the Company’s Chairman of the Board of Directors, the Company’s Chief Executive Officer and each of the Company’s four most highly compensated executive officers other than the Chief Executive Officer, based on salary and bonus earned during fiscal 2003, for services in all capacities to the Company and its subsidiaries during each of the Company’s last three fiscal years.

Name and Principal Position	Year	Annual Compensation			Long-Term Compensation				All Other Compensation ($)(6)
					Awards			Payouts
		Salary ($)	Bonus ($)(2)	Other Annual Compensation ($)(3)	Restricted Stock Award(s) ($)(4)		Securities Underlying Options/ SARs (#)(5)	Long-Term Incentive Payouts ($)
Charles C. Stephenson, Jr., Chairman of the Board of Directors	2003 2002 2001	200,000 200,000 200,000	-0- -0- -0-	-0- -0- -0-	-0- -0- -0-		-0- -0- -0-	-0- -0- -0-	-0- -0- -0-

S. Craig George(7), President and Chief Executive Officer	2003 2002 2001	440,000 425,000 368,000	-0- 106,250 -0-	4,500 -0- -0-	877,900 276,250 -0-	(1)	-0- -0- 60,000	-0- -0- -0-	16,500 11,000 10,200	(8)

William C. Barnes, Executive Vice President and Chief Financial Officer	2003 2002 2001	295,000 285,000 273,000	-0- 57,000 -0-	2,250 -0- -0-	736,098 176,800 -0-	(1)	-0- -0- 40,000	-0- -0- -0-	14,250 11,000 10,200	(8)

William L. Abernathy, Executive Vice President and Chief Operating Officer	2003 2002 2001	285,000 270,000 252,000	-0- 54,000 -0-	2,250 -0- -0-	768,602 176,800 -0-	(1)	-0- -0- 40,000	-0- -0- -0-	14,250 11,000 10,200	(8)

Larry W. Sheppard, Senior Vice President—New Ventures	2003 2002 2001	215,000 207,000 198,500	25,800 31,050 -0-	-0- -0- -0-	386,194 110,500 -0-	(1)	-0- -0- 25,000	-0- -0- -0-	12,000 11,000 4,466

William E. Dozier, Senior Vice President—Business Development	2003 2002 2001	211,000 207,000 202,000	25,320 31,050 -0-	-0- -0- -0-	654,266 110,500 -0-	(1)	-0- -0- 30,000	-0- -0- -0-	12,000 11,000 10,200

(1)	Included in the restricted stock awards for 2003 in the above table are $618,345 (63,000 shares) for Mr. George, $474,065 (48,300 shares) for Mr. Barnes, $453,453 (46,200 shares) for Mr. Abernathy, $329,784 (33,600 shares) for Mr. Dozier, and $284,144 (28,950 shares) for Mr. Sheppard related to restricted stock issued by the Company on February 20, 2003, in exchange for certain stock options held by those individuals. The exchange ratios were based on a Black-Scholes valuation of the various stock options as of January 6, 2003, in order to make the exchange values neutral. See “Report of the Compensation Committee on Exchange of Certain Options in 2003” and “Ten-Year Option/SAR Repricings.”
(2)	The bonuses for 2003 were awarded under the Company’s Amended and Restated Discretionary Performance Bonus Program. See “Report on Executive Compensation - Discretionary Performance Bonus Program.” The bonuses for 2002 were awarded as discretionary bonuses.
(3)	Does not include the value of perquisites and other personal benefits because the aggregate amount of such compensation, if any, does not exceed the lesser of $50,000 or 10 percent of the total amount of annual salary and bonus for any named individual. The amounts shown for Messrs. George, Barnes and Abernathy represent the dividends paid (at the same rate as paid to stockholders) on the restricted stock awards shown in the Long-Term Incentive Plans table below.
(4)	Represents the dollar value of the restricted stock award based on the number of shares granted and the market value of the Company’s Common Stock on the grant date. All grants of restricted stock are made under the Company’s 1990 Stock Plan. During the restricted period, dividends are paid on all restricted shares at the same rate as dividends paid to stockholders.

During 2003, Mr. George received grants for 86,000 shares of restricted stock vesting as follows: 21,000 shares on February 20, 2004, 23,000 shares on August 27, 2004, 21,000 shares on February 20, 2005, and 21,000 shares on February 20, 2006.

During 2003, Mr. Barnes received grants for 73,200 shares of restricted stock vesting as follows: 16,100 shares on February 20, 2004, 15,800 shares on May 13, 2004, 9,100 shares on September 15, 2004, 16,100 shares on February 20, 2005, and 16,100 shares on February 20, 2006.

During 2003, Mr. Abernathy received grants for 74,700 shares of restricted stock vesting as follows: 15,400 shares on February 20, 2004, 3,600 shares on May 13, 2004, 7,200 shares on July 11, 2004, 14,100 shares on September 15, 2004, 3,600 shares on December 3, 2004, 15,400 shares on February 20, 2005, and 15,400 shares on February 20, 2006.

During 2003, Mr. Sheppard received grants for 38,950 shares of restricted stock vesting as follows: 9,650 shares on February 20, 2004, 3,333 shares on May 12, 2004, 9,650 shares on February 20, 2005, 3,333 shares on May 12, 2005, 9,650 shares on February 20, 2006, and 3,334 shares on May 12, 2006.

During 2003, Mr. Dozier received grants for 62,800 shares of restricted stock vesting as follows: 11,200 shares on February 20, 2004, 3,333 shares on May 12, 2004, 19,200 shares on July 11, 2004,11,200 shares on February 20, 2005, 3,333 shares on May 12, 2005, 11,200 shares on February 20, 2006, and 3,334 shares on May 12, 2006.

In addition to the restricted stock awards discussed above, Mr. George has 100,000 shares, Mr. Barnes has 50,000 shares and Mr. Abernathy has 50,000 shares, none of which have vested, and which can only vest on the later of one year from the date of grant or when the Company’s Common Stock price has closed at $15.00 per share or higher for 45 consecutive trading days. These restricted stock awards will be forfeited in three years if not vested by that date. See “Long-Term Incentive Plans— Awards in Last Fiscal Year.”

As of December 31, 2003, the aggregate number of shares of unvested restricted stock held by the officers (including those mentioned in the preceding paragraph) and the dollar value of such shares was: Mr. George, 204,750 shares ($2,463,143); Mr. Barnes, 135,200 shares ($1,626,456); Mr. Abernathy, 136,700 shares ($1,644,501); Mr. Sheppard, 46,450 shares ($558,794); and Mr. Dozier, 70,300 shares ($845,709). The dollar values are based on the closing price of the Company’s Common Stock on December 31, 2003, of $12.03 per share.

(5)	Consists solely of options to acquire shares of Common Stock at exercise prices equal to fair market value on the date of grant.
(6)	Represents Company contributions to the 401(k) Plan, unless otherwise noted.
(7)	Mr. George resigned as a director and an executive officer of the Company on February 18, 2004. See “Employment Agreements and Termination of Employment and Change in Control Arrangements.”
(8)	The amounts shown for Messrs. George, Barnes and Abernathy consist of (a) Company contributions to the 401(k) Plan in the amount of $12,000 for each of them and (b) dividends earned but not yet paid (at the same rate as paid to stockholders) on the restricted stock awards shown in the Long-Term Incentive Plans table below in the amount of $4,500 for Mr. George and $2,250 for each of Messrs. Barnes and Abernathy.

Option/SAR Grants In Last Fiscal Year

There were no options granted to any of the named executive officers of the Company during fiscal 2003. The Company has never granted any stock appreciation rights.

Aggregated Option/SAR Exercises In Last Fiscal Year and FY-End Option/SAR Values

The following table sets forth certain information with respect to options exercised by the named executive officers of the Company during fiscal 2003, and the number and value of unexercised options held by such executive officers at the end of the fiscal year. The Company has never granted any stock appreciation rights.

Name	Shares Acquired on Exercise (#)	Value Realized ($)(1)	Number of Securities Underlying Unexercised Options/SARs at FY-End(#)		Value of Unexercised In-the-Money Options/SARs at FY-End ($)(1)(2)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Charles C. Stephenson, Jr.	-0-	-0-	-0-	-0-	-0-	-0-
S. Craig George	-0-	-0-	453,020	-0-	1,179,949	-0-
William C. Barnes	-0-	-0-	425,000	-0-	1,230,650	-0-
William L. Abernathy	-0-	-0-	364,554	-0-	1,089,689	-0-
Larry W. Sheppard	-0-	-0-	205,000	-0-	447,475	-0-
William E. Dozier	40,800	53,227	215,000	-0-	610,575	-0-

(1)	Market value of the underlying securities at exercise date or fiscal year-end, as the case may be, minus the option exercise price.
(2)	The closing price for the Common Stock on the New York Stock Exchange on December 31, 2003, the last trading day of the fiscal year, was $12.03.

Long-Term Incentive Plans—Awards in Last Fiscal Year

The following table sets forth certain information with respect to certain performance based awards granted to the named executive officers of the Company during fiscal 2003.

Name	Number of Shares, Units or Other Rights		Performance or Other Period Until Maturation or Payout
Charles C. Stephenson, Jr.	-0-		N/A
S. Craig George	100,000	(1)	(1)
William C. Barnes	50,000	(1)	(1)
William L. Abernathy	50,000	(1)	(1)
Larry W. Sheppard	-0-		N/A
William E. Dozier	-0-		N/A

(1)	Represent awards of restricted stock under the Company’s 1990 Stock Plan. The shares have not yet vested and can only vest on the later of one year from the date of grant, which was July 10, 2003, or when the Company’s Common Stock price has closed at $15.00 per share or higher for 45 consecutive trading days. These restricted stock awards will be forfeited in three years if not vested by that date.

Report of the Compensation Committee on Exchange of Certain Options in 2003

In early 2003, the Company offered to employees, including executive officers, the opportunity to receive restricted stock or restricted stock rights in exchange for stock options which had exercise prices ranging from $19.28 to $21.81 per share. Exchange ratios were based on a Black-Scholes valuation of the various stock options as of January 6, 2003, in order to make the exchange values neutral. The Board of Directors approved this offer in order to enhance the retentive and incentive impact of outstanding equity compensation awards, to advance further the corporate philosophy of employees as owners, and to create a renewed opportunity for employees to realize future benefit from their equity awards. Many of the outstanding stock options had exercise prices that were significantly higher than the market price of the Common Stock in early 2003 and did not advance this goal.

On February 20, 2003, the Company accepted for exchange stock options to purchase 2,118,000 shares of Common Stock (1,397,000 shares from executive officers) and granted restricted stock and restricted stock rights representing an aggregate of 562,840 shares of Common Stock (368,520 shares to executive officers) in exchange for the tendered stock options. The restricted stock awards were subject to a new three-year vesting schedule.

Compensation Committee

John T. McNabb, II (Chairman)

Rex D. Adams (after May 12, 2003)

Bryan H. Lawrence (until May 12, 2003)

Joseph D. Mahaffey

Gerald J. Maier (until May 12, 2003)

Ten-Year Option/SAR Repricings

The following table sets forth information regarding certain options held by the executive officers named below that were exchanged for restricted stock pursuant to the exchange offer discussed above.

Name and Principal Position	Date	Number of Securities Underlying Options/SARs Repriced or Amended (#)(1)	Market Price of Stock at Time of Repricing or Amendment ($)	Exercise Price at Time of Repricing or Amendment ($)	Number of Restricted Shares Issued to Replace Options (#)	New Exercise Price ($)(2)	Length of Original Option Term Remaining at Date of Repricing or Amendment (In Years)
Charles C. Stephenson, Jr., Chairman of the Board of Directors	N/A	N/A	N/A	N/A	N/A	N/A	N/A

S. Craig George, President and Chief Executive Officer	02/20/03 02/20/03 02/20/03	100,000 80,000 60,000	9.815 9.815 9.815	20.1875 19.5625 21.8125	21,000 24,000 18,000	N/A N/A N/A	5.1 7.4 7.9

William C. Barnes, Executive Vice President and Chief Financial Officer	02/20/03 02/20/03 02/20/03	80,000 65,000 40,000	9.815 9.815 9.815	20.1875 19.5625 21.8125	16,800 19,500 12,000	N/A N/A N/A	5.1 7.4 7.9

William L. Abernathy, Executive Vice President and Chief Operating Officer	02/20/03 02/20/03 02/20/03	70,000 65,000 40,000	9.815 9.815 9.815	20.1875 19.5625 21.8125	14,700 19,500 12,000	N/A N/A N/A	5.1 7.4 7.9

Larry W. Sheppard, Senior Vice President—New Ventures	02/20/03 02/20/03 02/20/03	45,000 40,000 25,000	9.815 9.815 9.815	20.1875 19.5625 21.8125	9,450 12,000 7,500	N/A N/A N/A	5.1 7.4 7.9

William E. Dozier, Senior Vice President— Business Development	02/20/03 02/20/03 02/20/03	60,000 40,000 30,000	9.815 9.815 9.815	20.1875 19.5625 21.8125	12,600 12,000 9,000	N/A N/A N/A	5.1 7.4 7.9

Kellam Colquitt Vice President—Exploration	02/20/03	34,000	9.815	21.8125	10,200	N/A	7.9

Robert W. Cox Vice President—General Counsel	02/20/03 02/20/03 02/20/03	20,000 20,000 14,000	9.815 9.815 9.815	20.1875 19.5625 21.8125	4,200 6,000 4,200	N/A N/A N/A	5.1 7.4 7.9

Murphy B. Herrington Vice President—Acquisitions	02/20/03 02/20/03 02/20/03	12,000 15,000 10,000	9.815 9.815 9.815	20.1875 19.5625 21.8125	2,520 4,500 3,000	N/A N/A N/A	5.1 7.4 7.9

Andy R. Lowe Vice President—Marketing	02/20/03 02/20/03 02/20/03	30,000 25,000 17,000	9.815 9.815 9.815	20.1875 19.5625 21.8125	6,300 7,500 5,100	N/A N/A N/A	5.1 7.4 7.9

Name and Principal Position	Date	Number of Securities Underlying Options/SARs Repriced or Amended (#)(1)	Market Price of Stock at Time of Repricing or Amendment ($)	Exercise Price at Time of Repricing or Amendment ($)	Number of Restricted Shares Issued to Replace Options (#)	New Exercise Price ($)(2)	Length of Original Option Term Remaining at Date of Repricing or Amendment (In Years)

Michael F. Meimerstorf Vice President and Controller	02/20/03 02/20/03 02/20/03	30,000 28,000 25,000	9.815 9.815 9.815	20.1875 19.5625 21.8125	6,300 8,400 7,500	N/A N/A N/A	5.1 7.4 7.9

Robert E. Phaneuf Vice President—Corporate Development	02/20/03 02/20/03 02/20/03	45,000 35,000 25,000	9.815 9.815 9.815	20.1875 19.5625 21.8125	9,450 10,500 7,500	N/A N/A N/A	5.1 7.4 7.9

Martin L. Thalken Former Vice President— Acquisitions	02/20/03 02/20/03 02/20/03	40,000 35,000 25,000	9.815 9.815 9.815	20.1875 19.5625 21.8125	8,400 10,500 7,500	N/A N/A N/A	5.1 7.4 7.9

Gary A. Watson Vice President—Canadian Operations	02/20/03 02/20/03 02/20/03	30,000 25,000 17,000	9.815 9.815 9.815	20.1875 19.5625 21.8125	6,300 7,500 5,100	N/A N/A N/A	5.1 7.4 7.9

(1)	Represents shares of Common Stock underlying stock options which were exchanged for a much lower number of restricted shares. The exchange ratios were based on a Black-Scholes valuation of the various stock options as of January 6, 2003, in order to make the exchange values neutral. The restricted shares were subject to a new three-year vesting schedule.
(2)	As discussed in note (1), the options were exchanged for restricted shares. Unlike options, restricted shares do not have an exercise price. The restricted shares are subject to forfeiture and restrictions on transfer until they vest.

Employment Agreements and Termination of Employment and Change in Control Arrangements

The Company has no employment agreements with any of the named executive officers of the Company.

All outstanding awards under the Vintage Petroleum, Inc. 1990 Stock Plan, regardless of any limitations or restrictions, become fully exercisable and free of all restrictions, in the event of a Change in Control of the Company, as defined in such Plan. In such event, with certain exceptions, participants will receive cash payments equal to the value of their outstanding awards based on the “change of control price” as defined in such Plan.

On March 3, 2004, the Company entered into a Separation Agreement with S. Craig George under which Mr. George resigned from employment with the Company and its subsidiaries effective March 10, 2004. Pursuant to such Separation Agreement, the Company made a lump sum payment to Mr. George in the amount of $298,333, which represented (a) a severance payment equal to six months of his base salary and (b) the remaining bonus amounts due to him under the terms of the Company’s Amended and Restated Discretionary Performance Bonus Program for bonuses previously granted to him which were payable over time. The Company also extended the period in which Mr. George may exercise each of his outstanding vested stock options granted to him under the Company’s 1990 Stock Plan to the end of the term (i.e., expiration date) of such option. Pursuant to the terms of the Restricted Stock Award Agreements evidencing the shares of restricted stock granted to Mr. George under the Company’s 1990 Stock Plan, such shares vested in full as of the date of his resignation of employment.

Report on Executive Compensation

The Compensation Committee of the Board of Directors administers the Company’s executive compensation program. During 2003, the Committee was comprised of Messrs. Adams (after May 12, 2003), Lawrence (until May 12, 2003), McNabb, Mahaffey and Maier (until May 12, 2003), each of whom is an independent director of the Company.

Overall Executive Compensation Policy. The overall policy of the Company’s executive compensation program is to attract, retain and reward executives who are capable of leading the Company in achieving its business objectives and strategies in a highly competitive industry. The executive compensation program basically consists of three elements: salary, awards under the Company’s 1990 Stock Plan, and, beginning in 1999, a discretionary bonus program tied to annual financial and operating performance targets.

Section 162(m) of the Internal Revenue Code of 1986, as amended, provides that no publicly-held company shall be permitted to deduct from its income taxes compensation exceeding $1 million paid to its chief executive officer or any of its four other highest paid executive officers unless (a) the compensation is payable solely on account of the attainment of performance goals, (b) the performance goals are determined by a compensation committee of two or more outside directors, (c) the material terms under which the compensation is paid are disclosed to and approved by the stockholders, and (d) the compensation committee certifies that the performance goals were met. The Company has never sustained the loss of a material deduction as a result of Section 162(m). However, it is possible that the exercises of stock options and the vesting of restricted stock awards in the future could result in a loss of a deduction. While the Company intends to pursue a strategy of maximizing the deductibility of compensation paid to executive officers in the future, it also intends to maintain the flexibility to take actions that it considers to be in the Company’s best interest and to take into consideration factors other than deductibility.

Salary. The Committee reviews each executive officer’s salary annually. The Committee believes there is necessarily some subjectivity in setting the salaries of the Company’s executive officers and does not follow specific objective performance criteria when setting such salaries. In determining appropriate salary levels for 2003, the Committee primarily considered the individual’s past performance, the past performance of the Company and the individual’s contribution to that performance. The Committee also considered the executive’s level and scope of responsibility, experience, internal equity of the Company’s executive compensation program, and the compensation practices of other companies in the oil and gas industry for executives of similar responsibility.

Discretionary Performance Bonus Program. The Board of Directors has adopted the Vintage Petroleum, Inc. Amended and Restated Discretionary Performance Bonus Program. The purpose of this Program is to enhance stockholder value by providing eligible employees of the Company, including executive officers, with an added incentive to achieve specific annual Company targets and goals. This Program also allows the Company to remain competitive with its peers in attracting and retaining qualified personnel. The targets and goals are approved by the Board of Directors and are intended to be aligned with the Company’s mission so that bonus payments are made only if stockholder interests are advanced. In 2003, the Company’s executive officers and all other U.S. employees were eligible for cash incentive awards under this Program. Each executive officer of the Company was eligible to earn an individual award expressed as a percentage of base salary paid during the Program year. Executive officer incentive award opportunities varied by level of responsibility. There was no minimum incentive award. The maximum percentage of base salary payable as an incentive award was 50%, 70% or 100%, depending on the executive officer’s position. Awards may be granted if specified financial and operating performance targets are achieved and the Board of Directors determines to grant such bonuses. During 2003, financial and operating performance targets were based on the Company’s production, production replacement, finding costs, lease operating costs, divestitures, non-acquisition capital spending, acquisition spending and costs, reserve additions and debt to capitalization ratio. In some cases the targets were based on the Company’s overall results and in other cases the targets were based on the Company’s results by country of operation or by activity such as acquisition, exploitation or exploration results. Once granted, the bonuses to the chief executive officer, chief financial officer and chief operating officer are generally payable over a two and one half-year period and are subject to forfeiture under certain circumstances. Such bonus payments may also be postponed under certain circumstances. Bonuses to the other executive officers are paid in full promptly after they are granted. Total bonus awards to all eligible employees for a given Program year may not exceed 2.5% of operating cash flow (as defined in the Program) of the Company.

During 2003, the Company reported net losses. Despite the reported net losses, which resulted from large non-cash charges for impairments of the Company’s Canadian assets, the Company met a limited number of its targets, achieving production targets for its two most significant areas of operations. As a result, the Board of Directors awarded no bonuses under the Program to the chief executive officer, chief financial officer and chief operating officer. However, to remain competitive with its peer companies, the Board of Directors, at the recommendation of the Compensation Committee, awarded bonuses under the Program to all other executive officers at levels substantially below the bonus maximums (approximately 24 to 30% of bonus maximums).

Restricted Stock Awards. During 2003, the Board of Directors and the Committee relied upon restricted stock awards to compensate the executive officers of the Company. The Board of Directors and the Committee believe that restricted stock awards enhance the retentive and incentive impact of equity compensation awards and advance further the Company’s philosophy of employees, including executive officers, as owners. The Company is committed to the concept of executive officers as owners because it believes that it helps the Company attract and retain the very best executive officers and aligns their interests with those of the Company’s stockholders. Restricted stock awards represent shares of Common Stock. The shares are considered “restricted” because they are subject to forfeiture and restrictions on transfer prior to vesting, which may be tied to a specified time period or the achievement of certain goals.

Restricted stock awards granted to executive officers during 2003, other than the restricted stock awards granted pursuant to the exchange offer discussed below, were based on the subjective evaluation of the executive’s ability to influence the Company’s long-term growth and profitability and to reward outstanding past individual performance and contributions to the Company. The Board of Directors and the Committee also considered the executive’s level and scope of responsibility, experience, internal equity of the Company’s executive compensation program, and the compensation practices of other companies in the oil and gas industry for executives of similar responsibility. Of the restricted stock awards so granted, some vest over a period of three years, some vest after one year and some only vest if certain Common Stock price levels are met.

In early 2003, the Company offered to employees, including executive officers, the opportunity to receive restricted stock or restricted stock rights in exchange for stock options which had exercise prices ranging from $19.28 to $21.81 per share. Exchange ratios were based on a Black-Scholes valuation of the various stock options as of January 6, 2003, in order to make the exchange values neutral. The Board of Directors approved this offer in order to enhance the retentive and incentive impact of outstanding equity compensation awards, to advance further the corporate philosophy of employees as owners, and to create a renewed opportunity for employees to realize future benefit from their equity awards. Many of the outstanding stock options had exercise prices that were significantly higher than the market price of the Common Stock in early 2003 and did not advance this goal.

On February 20, 2003, the Company accepted for exchange stock options to purchase 2,118,000 shares of Common Stock (1,397,000 shares from executive officers) and granted restricted stock and restricted stock rights representing an aggregate of 562,840 shares of Common Stock (368,520 shares to executive officers) in exchange for the tendered stock options. The restricted stock and restricted stock rights were subject to a new three-year vesting schedule.

CEO Compensation. During 2003, Mr. George served as President and Chief Executive Officer of the Company. His base salary for 2003 and restricted stock awards granted to him during 2003 were determined in the same manner utilized by the Committee and the Board of Directors when determining salaries and restricted stock awards for the Company’s other executive officers as described above. During 2003, no bonuses were granted to Mr. George under the Discretionary Performance Bonus Program described above. Under this Program, the maximum amount that the Chief Executive Officer may earn is 100% of his base salary.

Board of Directors	Compensation Committee

William L. Abernathy	John T. McNabb, II (Chairman)
Rex D. Adams	Rex D. Adams (after May 12, 2003)
William C. Barnes	Bryan H. Lawrence (until May 12, 2003)
Bryan H. Lawrence	Joseph D. Mahaffey
Joseph D. Mahaffey	Gerald J. Maier (until May 12, 2003)
John T. McNabb, II
Gerald J. Maier
Charles C. Stephenson, Jr.

The Report on Executive Compensation shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

Compensation Committee Interlocks and Insider Participation

During 2003, no member of the Compensation Committee was an officer or employee of the Company or any of its subsidiaries.

Charles C. Stephenson, Jr., an executive officer and director of the Company, is a director of Growth Capital Partners, L.P. and GCP Securities, Inc. John T. McNabb, II, a director and member of the Compensation Committee of the Board of Directors, is an executive officer of these entities.

Performance Graph

The following graph compares the yearly percentage change in the cumulative total stockholder return on the Company’s Common Stock during the period commencing January 1, 1999, and ending on December 31, 2003, with the cumulative total return on the S&P 500 Index, an index of peer companies (weighted by market capitalization) selected by the Company and used in last year’s performance graph (the “Old Index”), and a new index, the Dow Jones U.S. Oil Companies, Secondary Index, used in this year’s performance graph (the “New Index”). Companies in the Old Index were as follows: Apache Corporation, Cabot Oil & Gas Corporation, Devon Energy Corporation, Forest Oil Corporation, Noble Energy, Inc., Nuevo Energy Company, Pioneer Natural Resources Company, Pogo Producing Company and XTO Energy, Inc. Ocean Energy, Inc. no longer appears in the Old Index because it was acquired by Devon Energy Corporation. The Company established the Old Index in 1996. At that time, there were 16 independent oil and gas companies in the Old Index, eight “mid-size” market capitalization and eight “large-size” market capitalization companies. Over the years, the Old Index has decreased in size as a result of mergers and acquisitions. Accordingly, the Company has selected a new broader based index that a number of its peer companies use. The comparison assumes $100 was invested on December 31, 1998, in the Company’s Common Stock and in each of the foregoing indices and assumes reinvestment of dividends.

The above performance graph shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

REPORT OF THE AUDIT COMMITTEE

The role of the Audit Committee is to assist the Board of Directors in its oversight of the Company’s financial reporting process. In the performance of its oversight function, the Audit Committee has reviewed and discussed with management the Company’s audited financial statements as of and for the year ended December 31, 2003.

The Audit Committee has also discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants.

Finally, the Audit Committee has received and reviewed the written disclosures and the letter from the independent auditors required by Independence Standard No. 1, Independence Discussions with Audit Committees, as amended, by the Independence Standards Board, and has discussed with the auditors the auditors’ independence.

Based on the reviews and discussions referred to above, and subject to the limitations on the role and responsibilities of the Audit Committee referred to in the Audit Committee Charter, the Audit Committee recommended to the Board of Directors that the financial statements referred to above be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2003.

Audit Committee

Joseph D. Mahaffey (Chairman)

Bryan H. Lawrence

Gerald J. Maier

John T. McNabb, II

The Report of the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

CERTAIN TRANSACTIONS

Since January 1, 2003, certain executive officers of the Company have been indebted to the Company in amounts in excess of $60,000 under various notes. The following table sets forth, as to the persons shown, the largest amounts of their indebtedness outstanding during such period and the interest rates, maturity dates and the outstanding balances of such indebtedness as of March 12, 2004:

Name	Largest Amount of Indebtedness(1)(2)		Range of Maturity Dates of Notes	Outstanding Balance at March 12, 2004 (1)(2)
S. Craig George	$547,272	(3)	N/A	$-0-
William C. Barnes	585,415	(4)	5/18/04	72,550
William L. Abernathy	1,650,520	(5)	7/10/04	989,876
William E. Dozier	577,387	(6)	N/A	-0-
Michael F. Meimerstorf	284,098	(7)	N/A	-0-
Martin L. Thalken	386,571	(8)	N/A	-0-

(1)	This indebtedness was incurred to fund the purchase of shares of Common Stock upon exercise of options under the Company’s Stock Option Plans and is secured by shares of Common Stock.
(2)	This indebtedness bears interest at Mellon Bank, N.A. prime rate.
(3)	In connection with the maturity of this indebtedness, on August 11, 2003, Mr. George transferred 52,955 of the shares of Common Stock owned by him securing this indebtedness to the Company in full satisfaction of this indebtedness.
(4)	In connection with the maturities of a portion of this indebtedness, on May 12, 2003, and September 9, 2003, Mr. Barnes transferred in the aggregate 53,030 shares of Common Stock owned by him securing such indebtedness to the Company in full satisfaction of such indebtedness.
(5)	In connection with the maturities of a portion of this indebtedness, on July 3, 2003, September 9, 2003, and October 15, 2003, Mr. Abernathy transferred in the aggregate 57,832 shares of Common Stock owned by him securing such indebtedness to the Company in full satisfaction of such indebtedness.
(6)	In connection with the maturity of this indebtedness, on June 3, 2003, Mr. Dozier transferred the 49,200 shares of Common Stock owned by him securing this indebtedness to the Company and paid the Company $10,186 in cash in full satisfaction of this indebtedness.
(7)	In connection with the maturity of this indebtedness, on August 12, 2003, Mr. Meimerstorf transferred 27,671 of the shares of Common Stock owned by him securing this indebtedness to the Company in full satisfaction of this indebtedness.
(8)	In connection with the maturity of this indebtedness, on February 3, 2003, Mr. Thalken, a former executive officer of the Company, transferred the 34,000 shares of Common Stock owned by him securing this indebtedness to the Company and paid the Company $35,502 in cash in full satisfaction of this indebtedness.

In accordance with the Sarbanes-Oxley Act of 2002, the Company in the future will no longer make loans to executive officers of the Company or otherwise materially modify or renew any existing loans to executive officers of the Company.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s directors and executive officers, and persons who own more than 10 percent of the Common Stock, to report their initial ownership of the Common Stock and any subsequent changes in that ownership to the SEC and the New York Stock Exchange, and to furnish the Company with a copy of each such report. SEC regulations impose specific due dates for such reports, and the Company is required to disclose in this Proxy Statement any failure to file by these dates during and with respect to fiscal 2003.

To the Company’s knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, during and with respect to fiscal 2003, all Section 16(a) filing requirements applicable to its officers, directors and more than 10 percent stockholders were complied with.

OTHER MATTERS

Matters Which May Come Before the Annual Meeting

The Board of Directors knows of no matters other than those described in this Proxy Statement which will be brought before the Annual Meeting for a vote of the stockholders. If any other matter properly comes before the Annual Meeting for a stockholder’s vote, the persons named in the accompanying proxy will vote thereon in accordance with their best judgment. The Company’s By-laws require that for business to be properly brought before a meeting of stockholders by a stockholder, notice must be received by the Secretary of the Company not less than 45 nor more than 90 days before the meeting. The notice must contain a brief description of the business proposed to be brought before the meeting.

Proposals of Stockholders

Pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, proposals of stockholders intended to be presented at the Company’s 2005 Annual Meeting of Stockholders must be received at the principal executive offices of the Company, 110 West Seventh Street, Tulsa, Oklahoma 74119, on or before December 6, 2004, to be considered for inclusion in the Company’s proxy statement and accompanying proxy for that meeting.

In accordance with the Company’s By-laws, any stockholder who intends to present a proposal at the Company’s 2005 Annual Meeting of Stockholders and has not sought inclusion of the proposal in the Company’s proxy statement and accompanying proxy pursuant to Rule 14a-8, must provide the Company with notice of such proposal no later than March 26, 2005, in order for such proposal to be properly brought before the meeting.

By Order of the Board of Directors,

/s/ William C. Barnes
William C. Barnes Secretary

April 5, 2004

Tulsa, Oklahoma

VINTAGE PETROLEUM, INC.

[Logo]

This Proxy is Solicited on Behalf of the Board of Directors

for the Annual Meeting of Stockholders to be held May 11, 2004

The undersigned hereby appoints Charles C. Stephenson, Jr., William L. Abernathy and William C. Barnes, and each of them, with full power of substitution, as proxies to represent and vote all of the shares of Common Stock the undersigned is entitled to vote at the Annual Meeting of Stockholders of Vintage Petroleum, Inc. to be held on the 11th day of May, 2004, at 10:00 a.m., local time, in the Tulsa Room on the 9th Floor, Bank of Oklahoma Tower, One Williams Center, Tulsa, Oklahoma, and at any and all adjournments thereof, on all matters coming before said meeting.

PLEASE MARK, SIGN AND DATE THE PROXY ON THE OTHER SIDE

AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

(continued on other side)

Address Change/Comments (Mark the corresponding box on the reverse side)

• FOLD AND DETACH HERE •

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” PROPOSALS 1 AND 2.	Please Mark Here for Address Change or Comments SEE REVERSE SIDE	☐
THE BOARD RECOMMENDS A VOTE FOR ITEMS 1 AND 2.

1. ELECTION OF DIRECTORS.

Nominees: 01 William L. Abernathy, 02 Bryan H. Lawrence, and 03 Gerald J. Maier as Class II Directors.

FOR all nominees listed (except as marked to the contrary in the space provided) ☐	WITHHOLD AUTHORITY to vote for all nominees listed ☐	INSTRUCTIONS: To withhold authority to vote for any individual nominee, write that nominee’s name in the space provided.

2. Ratification of Ernst & Young LLP as independent auditor of the Company for 2004.	FOR	AGAINST	ABSTAIN

	☐	☐	☐
3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting and at any and all adjournments thereof.

Signature

Signature

Date

Please sign exactly as name appears herein, date and return promptly. When shares are held by joint tenants, both must sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by duly authorized officer and give title of officer. If a partnership, please sign in partnership name by authorized person and give title or capacity of person signing.

é FOLD AND DETACH HERE é

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the day prior to annual meeting day.

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